Exhibit 23.01



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Travelers Group Inc.:


We consent to the incorporation by reference in the Registration Statements on:

 .  Form S-3    Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-52281,
               33-54093, 33-62903 and 33-63663;

 .  Form S-8    Nos. 33-32130, 33-43997, 33-59524, 33-37399, 33-7665, 33-28110,
               33-43883, 33-21099, 33-29711, 33-47437, 33-39025, 33-40469,
               33-38109, 33-50206, 33-39985, 33-51769, 33-51783, 33-52029 and
               33-64985; and

 .  Form S-4    Nos. 33-37089, 33-25532, and 33-51201.

of Travelers Group Inc. (formerly The Travelers Inc.) of our reports dated January 16, 1996, relating to the consolidated statements of financial position of Travelers Group Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 and the related financial statement schedules, which reports are incorporated by reference or included in the annual report on Form 10-K of Travelers Group Inc. for the year ended December 31, 1995. Our reports refer to changes in the Company's method of accounting for certain investments in debt and equity securities in 1994 and methods of accounting for postretirement benefits other than pensions and accounting for postemployment benefits in 1993.


/s/ KPMG Peat Marwick LLP



New York, New York
March 26, 1996